UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2016

PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Item 2.    02    Results of Operation and Financial Condition.
On January 29, 2016, Provident Financial Services, Inc. (the “Company”) issued a press release reporting its financial results for the quarter and year ended December 31, 2015. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 7.01    Regulation FD Disclosure.
On January 29, 2016, the Company announced that its Board of Directors declared a quarterly cash dividend of $0.17 per common share, payable on February 26, 2016 to stockholders of record on February 12, 2016. The Company also announced that its Board of Directors voted that the Annual Meeting of Stockholders will be held on April 28, 2016 at the DoubleTree by Hilton Newark Airport Hotel, Newark, New Jersey at 10:00 a.m. The date of March 2, 2016 was established as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting.
These announcements were included as part of the press release reporting financial results for the quarter and year ended December 31, 2015 issued by the Company on January 29, 2016. A copy of the press release is attached as Exhibit 99.1 to this report and is being furnished to the SEC and shall not be deemed “filed” for any purpose.
Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits.
Exhibit No.        Description

99.1
Press release issued by the Company on January 29, 2016 announcing its financial results for the quarter and year ended December 31, 2015, the declaration of a quarterly cash dividend and the setting of the date for the annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: January 29, 2016	By:/s/ Christopher Martin
Christopher Martin
Chairman, President and
Chief Executive Officer